AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of January 10, 2012, by and between Lone Star Gold, Inc., a Nevada corporation (the “Company”), and Homero Bustillos Gonzalez, a resident of Mexico (“Gonzalez”).

RECITALS

A.           The Company, American Gold Holdings, Ltd., a company organized under the laws of the British Virgin Islands (“American Gold”), and Gonzalez  entered into that certain Assignment Agreement dated August 17, 2011 (the “Assignment Agreement”), whereby American Gold assigned to the Company all of its rights, duties, obligations, liabilities, covenants and agreements under (i) that certain  letter of intent dated November 15, 2010 (the “LOI”), which outlined the terms and conditions pursuant to which Gonzalez agreed to sell a 70% interest in eight mining concessions related to the “La Candelaria” property, located in Guachochi, Chihuahua, Mexico (the “Property”), pursuant to a definitive agreement to be executed by Gonzalez and American Gold, and (ii) that certain Option to Purchase Agreement dated January 11, 2011 between American Gold and Gonzalez (the “Option Agreement”) intended to be the definitive agreement contemplated by the LOI.

B.           Section 2.2(1)(c) of the Option Agreement provides that the Company will pay Gonzalez $125,000 (the “Final Payment”) by January 11, 2012.

C.           Section 2.4 of the Option Agreement provides, in part,  that the Company will spend at least $150,000 on the work commitment for the Property (the “First Installment”) by January 11, 2012, and an additional $150,000 (the “Second Installment”) by January 11, 2013.

C.           The Company and Gonzalez desire to extend the date on which the Company must pay the Final Payment until the Company has received the results of core drilling tests performed on the Property during November and December 2011, or March 11, 2012, whichever is earlier.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amendment to Section 2.2(1)(c).  Section 2.2(1)(c) of the Option Agreement is hereby deleted in its entirety, and the following new Section 2.2(1)(c) is inserted in lieu thereof for all purposes:

“c)           USD $125,000 on the earlier of (i) five business days after the Company receives the complete, final results of the core drilling tests conducted on the Property in November and December 2011, or (ii) March 11, 2012.”

2.           No Other Amendment; Definitions.  Except as specifically modified and amended pursuant to Section 1 above, the Option Agreement and the Assignment Agreement shall remain in full force and effect; provided that any reference to Section 2.2, the Purchase Price or payments to be made by the Company in the Option Agreement or the Assignment Agreement shall be deemed to include this amendment.  Moreover, all capitalized terms used in this Amendment, unless otherwise defined herein or the context specifically provides otherwise, shall have the same meanings in this Amendment as attributed to such terms in the Option Agreement.

3.           Work Commitment. The Company and Gonzalez acknowledge that the Company has paid the First Installment. The Company will continue payments towards the Second Installment as required to complete the current stage of exploration.

4.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Applicable Law.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

6.           Descriptive Headings; Language Interpretation.  The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.  In the interpretation of this Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Amendment.

7.           Integration.  This Amendment and the documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.  This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

8.           Counterparts.  This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

THE COMPANY:	LONE STAR GOLD, INC.
a Nevada corporation

	By:	/s/Dan Ferris
Dan Ferris
President

GONZALEZ:		/s/Homero Bustillos Gonzalez
Homero Bustillos Gonzalez